SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant  ☑

Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

AUTOZONE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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October 31, 2011

Dear Fellow Stockholder:

Please be advised that AutoZone, Inc.’s (the “Company”) proxy statement, first distributed to stockholders beginning on October 24, 2011, relating to the Company’s 2011 annual meeting of stockholders to be held on December 14, 2011 had two errors. First, on page 3 of your proxy statement, in the last paragraph on the page the number of shares of common stock beneficially owned by ESL was understated. Second, the table on page 47 of your proxy statement, Potential Payments upon Termination or Change in Control, contained computational errors in the “Total” line of the last three columns for William C. Rhodes, III. The substitute pages 3 and 47 correct those errors. Please use these pages instead of the corresponding pages in your bound proxy statement. We apologize for the error.

Sincerely,

Harry L. Goldsmith

Secretary

Can I change my vote after I submit my proxy?

Yes, you may revoke your proxy at any time before it is voted at the Meeting by:

•	giving written notice to our Secretary that you have revoked the proxy, or

•	providing a later-dated proxy.

Any written notice should be sent to the Secretary at 123 South Front Street, Dept. 8074, Memphis, Tennessee 38103.

How many shares must be present to constitute a quorum for the Meeting?

Holders of a majority of the shares of the voting power of the Company’s stock must be present in person or by proxy in order for a quorum to be present. If a quorum is not present at the scheduled time of the Annual Meeting, we may adjourn the Meeting, without notice other than announcement at the Meeting, until a quorum is present or represented. Any business which could have been transacted at the Meeting as originally scheduled can be conducted at the adjourned meeting.

Are there any agreements with stockholders concerning the Annual Meeting?

ESL Investments, Inc. and its affiliates (collectively, “ESL”), entered into an agreement with AutoZone dated as of June 25, 2008 (the “ESL Agreement”), in which ESL agreed to appear at each meeting of the stockholders of the Company and at each adjournment or postponement thereof, or otherwise cause all shares of AutoZone common stock owned by ESL to be counted as present for the purpose of establishing a quorum. ESL also agreed to vote its shares of AutoZone common stock in excess of 37.5% of the then-outstanding common stock in the same proportion as shares not owned by ESL are actually voted.

Under the terms of the ESL Agreement, the Company agreed to take certain actions with regard to the size and composition of the Board of Directors, including considering the potential appointment to the Board of two directors identified by ESL who were reasonably acceptable to a majority of the members of the Nominating and Corporate Governance Committee of the Board and were “independent” under the Company’s Corporate Governance Principles and the rules of the New York Stock Exchange. William C. Crowley and Robert R. Grusky were identified by ESL and were appointed to the Board in accordance with the ESL Agreement in 2008 and have been re-elected by AutoZone’s stockholders at each AutoZone Annual Meeting since that time. Both Messrs. Crowley and Grusky have been nominated for re-election at this Annual Meeting.

The ESL Agreement will continue in effect until the earliest of (a) the date upon which the common stock owned by ESL constitutes less than 25% of the then-outstanding shares of AutoZone common stock, (b) the date upon which the common stock owned by ESL exceeds 50% of the then-outstanding shares of AutoZone common stock, provided ESL has acquired additional shares representing above 10% of the then-outstanding shares subsequent to the date of the ESL Agreement, and (c) the date upon which the parties mutually agree in writing to terminate the ESL Agreement.

As of October 17, 2011, ESL was the beneficial holder of 11,691,327 shares of common stock, representing approximately 29.3% of the outstanding common stock. See “Security Ownership of Certain Beneficial Owners” on page 15 for more information about ESL’s ownership of AutoZone common stock.

The following table shows the amounts that the Named Executive Officers would have received if their employment had been terminated under specified circumstances on August 27, 2011. This table does not include amounts related to the Named Executive Officers’ vested benefits under our deferred compensation and pension plans or pursuant to stock option awards, all of which are described in the tables above.

Name	Voluntary or For Cause Termination ($)	Involuntary Termination Not For Cause ($)	Change in Control ($)	Disability ($)	Death ($)	Normal Retirement ($)
William C. Rhodes, III(1)
Severance Pay	—	2,990,000	—	—	—	—
Annual Incentive	—	2,009,424	—	2,009,424	2,009,424	2,009,424
Benefits Continuation	—	11,208	—	—	2,345	—
Unvested Stock Options	—	—	—	—	9,581,233	—
Unvested Stock Awards	—	49,413	—	49,413	49,413	49,413
Disability Benefits	—	—	—	6,960,000	—	—
Life Insurance Benefits	—	—	—	—	5,000,000	—
Total	—	5,060,045	—	9,018,837	16,642,415	2,058,837

William T. Giles(2)
Severance Pay	—	980,000	—	—	—	—
Annual Incentive	—	740,683	—	740,683	740,683	740,683
Benefits Continuation	—	12,663	—	—	2,345	—
Unvested Stock Options	—	—	—	—	5,604,377	—
Unvested Stock Awards	—	8,437	—	8,437	8,437	8,437
Disability Benefits	—	—	—	4,920,000	—	—
Life Insurance Benefits	—	—	—	—	2,166,000	—
Total	—	1,741,783	—	5,669,120	8,521,842	749,120

Robert D. Olsen(3)
Salary Continuation	—	377,000	—	—	—	—
Annual Incentive	—	455,813	—	455,813	455,813	455,813
Benefits Continuation	—	14,265	—	—	2,345	—
Unvested Stock Options	—	3,029,905	—	—	3,029,905	—
Unvested Stock Awards	—	1,446,240	—	1,446,240	1,446,240	—
Disability Benefits	—	—	—	2,610,000	—	—
Life Insurance Benefits	—	—	—	—	1,514,000	—
Total	—	5,323,223	—	4,512,053	6,448,303	455,813

Harry L. Goldsmith(3)
Salary Continuation	—	1,236,000	—	—	—	—
Annual Incentive	—	622,922	—	622,922	622,922	622,922
Benefits Continuation	—	28,142	—	—	2,424	—
Unvested Stock Options	—	5,129,770	—	—	5,129,770	—
Unvested Stock Awards	—	3,917	—	3,917	3,917	3,917
Disability Benefits	—	—	—	2,040,000	—	—
Life Insurance Benefits	—	—	—	—	1,824,000	—
Total	—	7,020,751	—	2,666,839	7,583,033	626,839

Larry M. Roesel(2)
Severance Pay	—	585,000	—	—	—	—
Annual Incentive	—	471,514	—	471,514	471,514	471,514
Benefits Continuation	—	11,208	—	—	2,345	—
Unvested Stock Options	—	—	—	—	4,453,800	—
Disability Benefits	—	—	—	4,170,000	—	—
Life Insurance Benefits	—	—	—	—	1,000,000	—
Total	—	1,067,722	—	4,641,514	5,927,659	471,514

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